UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]Preliminary Information Statement

[  ]Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[  ]Definitive Information Statement

HOLLY BROTHERS PICTURES, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[  ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]Fee paid previously with preliminary materials.

[  ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No:

3)Filing Party:

4)Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF HOLLY BROTHERS PICTURES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

HOLLY BROTHERS PICTURES, INC.

5580 Peterson Lane, Suite 200

Dallas, Texas 75240

(214) 236-1363

INFORMATION STATEMENT

(Preliminary)

December 3, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of Holly Brothers Pictures, Inc.:

This Information Statement is being furnished, to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of Holly Brothers Pictures, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on December 3, 2019, the Company received a majority written consent in lieu of a meeting of the holder (“Majority Stockholder”), holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholder authorized the following actions (the “Actions”):

•To amend the Company’s articles of incorporation (the “Articles of Incorporation”) to change the name of the Company from Holly Brothers Pictures, Inc. to Rapid Therapeutic Science Laboratories, Inc. (the “Name Change”).

•To amend the Company’s Articles of Incorporation to increase the total authorized shares of Common Stock of the Company from 200 million shares to 750 million shares (the “Authorized Share Increase”).

•To amend the Company’s Articles of Incorporation to authorize future issuances of “blank check” Preferred Stock of the Company of 100 million shares (the “Preferred Stock Authorization”).

•To amend the Company’s Articles of Incorporation to add customary indemnification and elimination of personal liability provisions for the Company’s directors, officers and certain other parties for whom such indemnification and elimination of personal liability is typically provided for by corporations organized under Nevada law (the “Indemnification Authorization”).

•To file an amended and restated Articles of Incorporation to reflect the amendments set forth above.

•To approve an amendment of the Company’s 2018 Stock Option Plan (“2018 Stock Option Plan”) to increase the total number of authorized shares of Common Stock to be issued under the 2018 Stock Option Plan from 1 million shares to 20 million shares (the “Amendment of 2018 Stock Option Plan”).

On December 3, 2019, the Board of Directors of the Company approved, and recommended to the Majority Stockholder that it approve the Name Change, the Authorized Share Increase, and the Amendment of 2018 Stock Option Plan.  On December 3, 2019, the Majority Stockholder approved the Name Change, the Authorized Share Increase, and the Amendment of 2018 Stock Option Plan by written consent in lieu of a meeting, in accordance with Nevada law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. We anticipate that we will mail the Notice of Stockholder Action by Written Consent to the Stockholders of record on or about December __, 2019.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Director and Chief Financial Officer
December ____, 2019

HOLLY BROTHERS PICTURES, INC.

5580 Peterson Lane, Suite 200

Dallas, Texas 75240

(214) 236-1363

INFORMATION STATEMENT

(Preliminary)

December 3, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the holders of shares of Common Stock, par value $0.001 per share, of Holly Brothers Pictures, Inc. in connection with the actions by a majority of issued and outstanding shares of Common Stock taken by written consent on December 3,  2019 to approve actions described in this Information Statement. In this Information Statement, all references to “the Company,”  “we,” “us” or “our” refer to Holly Brothers Pictures, Inc. We are mailing this Information Statement to our stockholders of record on or about December __, 2019.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTIONS TAKEN BY A MAJORITY OF STOCKHOLDERS

On December 3, 2019, the Majority Stockholder approved the following actions by written consent in lieu of a meeting, in accordance with Nevada law:

•To amend the Company’s articles of incorporation (the “Articles of Incorporation”) to change the name of the Company from Holly Brothers Pictures, Inc. to Rapid Therapeutic Science Laboratories, Inc.

•To amend the Company’s Articles of Incorporation to increase the total authorized shares of Common Stock of the Company from 200 million shares to 750 million shares.

•To amend the Company’s Articles of Incorporation to authorize future issuances of “blank check” Preferred Stock of the Company of 100 million shares .

•To amend the Company’s Articles of Incorporation to add customary indemnification and elimination of personal liability provisions for the Company’s directors, officers and certain other parties for whom such indemnification and elimination of personal liability is typically provided for by corporations organized under Nevada law.

•To file an amended and restated Articles of Incorporation to reflect the amendments set forth above.

•To approve an amendment of the Company’s 2018 Stock Option Plan (“2018 Stock Option Plan”) to increase the total number of authorized shares of Common Stock to be issued under the 2018 Stock Option Plan from 1 million shares to 20 million shares.

GENERAL

Outstanding Shares and Voting Rights

As of December ____, 2019, the Company had 156,856,000 shares of its Common Stock issued and outstanding. Each share of the Company’s Common Stock entitles its holder to one vote on any matter submitted to the stockholders. Texas MDI, Inc. (“TMDI”), a Texas corporation, of which Donal R. Schmidt, Jr, the Company’s chief executive officer, is the founder and president, and has voting and dispositive control over the shares of Company Common Stock held by TMDI, owns 140,000,000 shares of Common Stock. TMDI has voted all of its shares of Common Stock in favor of approval of the Name Change, the Preferred Stock Authorization, the Indemnification Authorization, and the Amendment of the 2018 Stock Plan by written consent. No other consents are being solicited in connection with this Information Statement. No consideration was paid for TMDI’s written consent.

Under the Nevada law, unless otherwise provided in the articles of incorporation, any action that can be taken at a meeting of stockholders can be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders. The Company’s current bylaws require the affirmative vote of the majority of shares entitled to vote on the matter.

Interests of Certain Persons in Matters to Be Acted Upon

None of our officers and directors, nor any of their associates, has any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock), except that: (i) Mr. Schmidt is currently an officers and director of the Company and would benefit in such positions from the protections provided by the Indemnification Authorization; and (ii) Mr. Schmidt may be entitled to receive equity grants and other awards pursuant to the 2018 Stock Plan should the Company’s board of directors or, once created, the Compensation Committee of the board, and plan administrator deem appropriate.

Dissenter’s Rights of Appraisal:

Stockholders who did not consent to the actions are not entitled to assert dissenters’ or appraisal rights.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our Directors and Executive Officers and their positions held with us as of December 3, 2019:

Name	Position
Donal R. Schmidt, Jr.	Director and Chief Executive Officer
D. Hughes Watler, Jr.	Director and Chief Financial Officer

In conjunction with a change of control transaction on November 15, 2019, Mr. Schmidt and Mr. Watler were elected as directors and officers of the Company.  Prior to that date, they had no named positions with the Company. Simultaneous with the election of Messrs. Schmidt and Watler as officers and directors of the Company, Col Brent Willson resigned as Chief Executive Officer and a member of the Board of Directors of the Company and Steve Bond resigned as Chief Financial Officer and a member of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Effective January 25, 2018, the Company’s Board of Directors appointed Brent Willson and Steve Bond as members of the board of directors, and on such date, Anton Yeranossian resigned from the Board of Directors and as CEO of the Company.  On January 29, 2018, the Company appointed Col Willson to serve as Chief Executive Officer and President, and Steve Bond to serve as Chief Financial Officer. On November 15, 2019, Col Willson and Mr. Bond resigned as officers and directors of the Company.

The Company’s named executive officers for the fiscal years ended March 31, 2019 and 2018, which consist of all individuals that served as principal executive officer during the fiscal years and other most highly compensated executive officer, are: (i) Brent Willson, former director, president and chief executive officer; (ii) Steve Bond, former director and chief financial officer; and (iii) Anton Yeranossian, former chief executive officer.

The following table summarizes certain information with respect to the compensation earned by the Company’s executive officers for services rendered in all capacities during the years indicated.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock award ($) (1)	Total ($)
Brent Willson,	2019	$23,486	$32,250	$55,736
Former President and Chief Executive Officer (2)	2018	$22,178	$ 5,375	$27,553

Steve Bond,	2019	$18,357	$10,750	$29,107
Former Chief Financial Officer (3)	2018	$12,087	$ 1,792	$13,879

Anton Yeranossian,	2018	-	-	-
Former Chief Executive Officer (4)

(1)Represents the amortized portion of the grant date fair value of the stock awards granted calculated in accordance with FASB ASC Topic 718. These amounts are determined in accordance with the provisions of FASB ASC Topic 718, rather than an amount paid to or realized by the executive officer.

(2)Col Willson joined the Company on January 25, 2018 and resigned on November 15, 2019. The amount shown in the first column represents the payments made by the Company to Col Willson from the start date of his engagement through March 31, 2018.  Such payments were made to Col Willson in his capacity as a contractor, not as an employee, and include any payments made to his personal consulting company.

(3)Mr. Bond joined the Company in January 25, 2018 and resigned on November 15, 2019.  The amount shown in the first column represents the payments made by the Company to Mr. Bond from the start date of his engagement through March 31, 2018.  Such payments were made to Mr. Bond in his capacity as a contractor, not as an employee.

(4)Mr. Yeranossian served the Company’s sole executive officer and director through January 25, 2018.  The Company did not pay Mr. Yeranossian any compensation for his services as an executive officer or director.

Equity Awards

The Company: (i) did not grant any stock options to its executive officers or directors from inception through fiscal year end March 31, 2019 and March 31, 2018; (ii) did not have any outstanding equity awards as of March 31, 2019; and (iii) had no options exercised by its named executive officer in fiscal years ending March 31, 2019 and March 31, 2018.

Employment and Consulting Agreements

On January 29, 2018, the Company entered into an at-will employment agreement, which was subsequently amended, with Colonel Brent Willson pursuant to which Col. Willson agreed to serve as Chief Executive Officer and President of the Company commencing on such date. The amended agreement provided for an annual salary of $50,000. Contemporaneous with Col. Willson’s execution of the agreement, Col. Willson purchased from the Company 750,000 shares of Company common stock at a purchase price of $0.001 per share; provided that if Col. Willson’s employment with the Company is terminated the Company has the right to repurchase from Col. Willson, at a purchase price of $0.05 per share, such number of purchased shares as is equal to 750,000 multiplied by “X” divided by 36, where “X” equals 36 minus the number of whole months Col. Willson has provided services to the Company; provided further that if the Company terminates Col. Willson for “cause” all purchased shares may be repurchased by the Company for the initial purchase price paid by the Company. On November 15, 2019, Col Willson resigned as an officer and director of the Company. As of the date hereof, the Company has not exercised its repurchase right.

The Company has entered into a consulting agreement with Canmore International Inc., an entity controlled by Col. Willson, to provide it with consulting, marketing, design and public relations work, pursuant to which it has agreed to pay Canmore International Inc. a fee of $100,000 per year. The consulting agreement is terminable by either party at any time upon 30 days’ notice.

On January 29, 2018, the Company entered into an at-will employment agreement with Mr. Steve Bond pursuant to which Mr. Bond agreed to serve as Chief Financial Officer of the Company commencing on such date. The agreement provided for an annual salary of $100,000. Contemporaneous with Mr. Bond’s execution of the agreement, Mr. Bond purchased from the Company 250,000 shares of Company common stock at a purchase price of $0.001 per share; provided that if Mr. Bond’s employment with the Company is terminated the Company has the right to repurchase from Mr. Bond, at a purchase price of $0.05 per share, such number of purchased shares as is equal to 750,000 multiplied by “X” divided by 36, where “X” equals 36 minus the number of whole months Mr. Bond has provided services to the Company; provided further that if the Company terminates Mr. Bond for “cause” all purchased shares may be repurchased by the Company for the initial purchase price paid by the Company. On November 15, 2019, Mr. Bond resigned as an officer and director of the Company. As of the date hereof, the Company has not exercised its repurchase right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of December 3, 2019 of (i) each person known to us to beneficially own more than 10% of our Common Stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group.  As of December 3, 2019, there were a total of 156,856,000 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The column entitled “Percent” shows the percentage of voting Common Stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of December 3, 2019, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Beneficial Ownership
Directors and Executive Officers	Amount	Percent
Donal R. Schmidt, Jr. (1)	140,000,000	89.3
D. Hughes Watler, Jr.	-0-	-0-
Brent Willson (2).	750,000	*
Steve Bond (2).	250,000	*
Directors and Executive Officers as a Group (1)	140,000,000	89.3

(1)Includes 140,000,000 shares issued to Texas MDI, Inc. (“TMDI”), a Texas corporation, on November 15, 2019, in conjunction with the execution of a sublicense agreement between the Company and TMDI, as more fully described in the Form 8-K filed by the Company on November 22, 2019. Mr. Schmidt is the founder and President of TMDI, and has voting and dispositive control over the shares of Company common stock held by TMDI.

(2)Col Willson and Mr. Bond resigned in November 2019. The shares in the table are subject to the Company’s right to buyback the shares as described in the section “Executive Compensation - Employment and Consulting Agreements” above.

INTERESTS OF CERTAIN PERSON IN OPPOSITION TO MATTERS ACTED UPON

No officer or director of the Company has any substantial interest in the Actions, other than his or her role as an officer or Director of the Company.

ACTIONS TO BE TAKEN

ACTION ONE

NAME CHANGE

With execution of the sublicense agreement between the Company and TMDI on November 15, 2019, the Company has adopted a new business strategy focused on developing potential commercial opportunities which will involve the rapid application of therapeutics using technology involving the so-called metered dose inhaler (“MDI”) under the RxoidTM brand that is being sublicensed from TMDI with prospective healthcare providers, pharmacies and other parties in the States of Texas, California, Florida and Nevada. Accordingly, we believe that changing the name of the Company from Holly Brothers Pictures, Inc. to Rapid Therapeutic Science Laboratories, Inc. (the “Name Change”) will more accurately reflect and represent to the public the contemplated future business of the Company.

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Corporation Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

The Name Change will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada.  We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until up to sixty (60) days after FINRA has announced the Name Change to the market.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of the above Action required a majority of the Company’s outstanding voting capital stock. As discussed above, the Majority Stockholder has consented to this Action One.

ACTION TWO

AUTHORIZED SHARE INCREASE

Our Board has adopted and has recommended that our stockholders adopt and approve, an amendment to our articles of incorporation, providing for an increase in the number of our shares of Common Stock from 200,000,000 to 750,000,000. The proposed text of the amendment to the Articles of Incorporation is attached as Annex A (the “Amendment”).

Purposes of the Proposed Amendment

We do not have any present plan, arrangement or understanding to designate and issue any of the shares of common stock that will become available as a result of the proposed Amendment. Although, at present, our Board has no immediate plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future. The additional 550,000,000 authorized shares of common stock would be available for issuance for various purposes, as our Board may deem advisable, such as for future financings, to satisfy the issuance of shares of common stock on the conversion or exercise of our options, warrants or other convertible securities, to provide equity incentive to employees, consultants, officers and directors, to make stock-based acquisitions and for other general corporate purposes. Furthermore, we may utilize our securities to make future acquisitions. Acquisitions can be a key component of growth and, from time to time, consideration for acquisitions may include the issuance of common stock.

In addition to fund-raising opportunities, we also engage in periodic discussions with potential partners, strategic investments and acquisition candidates. If any of these discussions came to a definitive understanding, it is possible that we could use some of the newly authorized shares in connection with one or more such transactions. We also plan to continue to issue shares of common stock pursuant to our equity incentive plans. We currently have no agreement, commitment, or arrangement, regarding the issuance of common stock in connection with one or more such strategic transactions subsequent to the increase in the number of authorized shares. In addition, we do not have any agreements, commitments or arrangements regarding the issuance of common stock in connection with a fund-raising opportunity or any other purposes not specifically set forth in this proxy statement.

The newly authorized common stock would be available for issuance without further action by stockholders except as required by law, our amended and restated articles of incorporation or applicable stock exchange requirements. Any such issuance could have the effect of diluting existing stockholders. Our amended and restated articles of incorporation do not include any preemptive or other rights of stockholders to subscribe for any shares of common stock which may in the future be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.

Rights of Additional Authorized Shares

The additional common stock to be authorized by stockholder approval of this Action Two would have rights identical to the currently outstanding shares of our common stock.

Possible Anti-Takeover Effects of the Proposed Amendment

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board determines is not in the best interest of the Company and its stockholders. However, our Board of Directors is not aware of any attempt to take control of our company, and our Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of the above Action required a majority of the Company’s outstanding voting capital stock. As discussed above, the Majority Stockholder has consented to this Action Two.

ACTION THREE

AMENDMENT TO THE ARTICLES TO AUTHORIZE FOR FUTURE ISSUANCES UNDESIGNATED OR “BLANK CHECK” PREFERRED STOCK

The Company’s Articles of Incorporation currently do not authorize any shares of preferred stock. The Amendment would authorize the issuance of up to 100,000,000 shares of “blank check” preferred stock. “Blank check” preferred stock permits the Company’s board of directors, in its discretion, to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by our board of directors from time to time in the future, without shareholder approval. The text of the proposed Amendment is set forth in Annex A.

The Company’s board of directors believes that the creation of the blank check preferred stock is in the Company’s best interests as well as that of its shareholders, as the board believes that it is advisable to create “blank check” preferred stock for issuance in connection with possible future transactions such as corporate mergers, acquisitions, other business combinations or future financings and other uses not presently determinable and as may be deemed to be feasible and in the Company’s best interests. In addition, the urgencies of possible transactions and/or financings may make it impractical or otherwise inadvisable to seek shareholder approval for the issuance of preferred stock; and the Company’s board of directors believes that it is desirable that it have the flexibility to issue preferred stock without further shareholder action, except as otherwise provided by law.

Upon the filing of the Amendment, subject to the provisions of the Amendment and the limitations prescribed by law, the Company’s board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The Company’s board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the Company’s best interests and those of its shareholders. The Amendment will give the Company’s board of directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as they deem to be in the best interests of the Company and its shareholders.

The Company’s board of directors believes that the authorization of undesignated preferred shares would also provide it with greater flexibility with respect to its capital structure for such purposes as corporate mergers, acquisitions, other business combinations or future financings. Blank check preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock. The Company presently lacks the authority to issue preferred stock and, accordingly, are limited to issuing common stock or debt securities to raise capital. By authorizing a class of “blank check” preferred stock, the Company would increase its flexibility in structuring future transactions.

Principal Effects of the Increase in Preferred Shares

Approval of the creation of the blank check preferred stock could have material anti-takeover consequences, including that our Articles of Incorporation do not presently authorized the issuance of any preferred stock. Once the Amendment is filed with the Secretary of State of Nevada, the Company’s board of directors will be able to issue up to 100,000,000 preferred shares, in one or more series and with such rights and preferences, including voting rights, as they determine without further shareholder approval. The Company’s board of directors could designate one or more series of preferred shares with rights and preferences, including super-majority voting rights, and issue the preferred shares, the preferred shares could make the Company’s acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an anti-takeover effect. The ability to issue preferred shares may inhibit changes of control that are not approved by the Company’s board of directors. These provisions could limit the price that future investors might be willing to pay in the future for the Company’s Common Stock. This could have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of preferred shares could also effectively limit or dilute the voting power of the Company’s shareholders. Accordingly, such provisions of the Amendment may discourage or prevent an acquisition or disposition of the Company’s business that could otherwise be in the best interests of the Company’s shareholders.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Action Three required a majority of the Company’s outstanding voting capital stock. As discussed above, the Majority Stockholder has consented to this Action Three.

ACTION FOUR

APPROVAL OF INDEMNIFICATION PROVISIONS

General

The Company’s board of directors has approved the Indemnification Authorization, the principal purpose and intent of which is to give the members of the board of directors and management reasonable assurance that their personal liability exposure will be limited.  The Amendment includes a new article that contains indemnification provisions and limitation on personal liability of directors and officers, as permitted by the Nevada Revised Statutes and often found in charters of Nevada corporations.

Effects of the Indemnification

The indemnification provisions and limitation of liability in the Amendment may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, stockholders’ investments may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no known pending litigation or proceeding involving any of the Company’s directors or officers for which indemnification is sought.

Reasons for the Indemnification

The board of directors believes that the Indemnification Authorization is necessary in order for the Company to be able to attract and retain qualified candidates to serve on the board of directors and as officers and therefore is in the best interests of the Company and its stockholders.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Action Four required a majority of the Company’s outstanding voting capital stock. As discussed above, the Majority Stockholder has consented to this Action Four.

ACTION FIVE

ADOPTION OF THE AMENDED AND RESTATED ARTICLES

In connection with the amendments described in Actions One, Two, Three and Four, the board of directors believes that it is in the best interest of the shareholders to adopt the Amendment attached hereto as Annex A.  The Amendment will incorporate the amendments set forth in Action One relating to the change of the Company’s corporate name, in Action Two relating to the increase in authorized Common Stock, in Action Three relating to the creation of preferred stock, and Action Four relating to adoption of indemnification provisions. Other than Actions One, Two, Three and Four, the Amendment does not incorporate any other material changes.

Reasons for Adopting the Amended and Restated Articles

The principal reason for adopting the Amendment is to incorporate all amendments into one document.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of Action Five required a majority of the Company’s outstanding voting capital stock. As discussed above, the Majority Stockholder has consented to this Action Five.

ACTION SIX

AMENDMENT OF 2018 STOCK OPTION PLAN

The Board of Directors of the Company approved the establishment of a new 2018 Stock Option Plan in March 2018 with an initial authorization for the issuance of up to 1 million shares of common stock.  The 2018 Stock Option Plan is designed to provide for future discretionary grants of stock options, stock awards and stock unit awards to key employees and non-employee directors.

In conjunction with taking the actions Indicated in Action One and Action Two above, the Company’s Board of Directors has approved an amendment of the Company’s 2018 Stock Option Plan (the “Amendment of 2018 Stock Option Plan”) to increase the total number of authorized shares of Common Stock to be issued under the 2018 Stock Option Plan from 1 million shares to 20 million shares.

The Company believes equity awards will be an integral component of its overall compensation program for employees, directors and consultants. Approval of the 2018 Stock Option Plan, as amended, will allow the Company to continue to grant equity awards at levels it determines to be appropriate in order to attract new employees and directors, retain existing employees and directors and to provide incentives for such persons to exert maximum efforts for the Company’s success.

As of the date hereof, the Company has 1,000,000 shares remaining available for grant under the 2018 Stock Option Plan. There are no awards outstanding under the 2018 Stock Option Plan. The following is a summary of the 2018 Stock Option Plan (“Plan”).

Description of the Plan

Administration. The Plan will be administered by the board of directors of the Company, or, once constituted, the Compensation Committee of the board of directors (the “Committee”), which will be comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee will have full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards. The Committee may delegate to an officer of the Company its authority to grant awards to employees who are not subject to Section 16 of the Exchange Act. (If the Committee is not comprised of at least two members who are non-employee directors, then the board of directors will administer the Plan.)

Number of Shares of Common Stock. The number of shares of the Company's Common Stock that may be issued under the Plan is 1,000,000, which will be increased to 20,000,000 upon approval of this Action. Of these 20,000,000 shares: (i) the maximum number of shares issuable as stock options (either incentive stock options or nonqualified stock options) is 20,000,000; (ii) the maximum number of shares as to which a key employee may receive stock options in any calendar year is 1,000,000 (or 1,000,000 in the calendar year in which the employee's employment commences); and (iii) the maximum number of shares that may be used for stock awards and/or stock unit awards is 1,000,000. Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the Plan.

The number of shares of Common Stock issuable under the Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan. No award granted under the Plan may be transferred, except by will, the laws of descent and distribution.

Eligibility. All employees of the Company designated as key employees for purposes of the Plan and all non-employee directors of the Company are eligible to receive awards under the Plan. On December 2, 2019, two key employees were eligible to participate in the Plan.

Awards to Participants. The Plan provides for discretionary awards of stock options, stock awards and stock unit awards to participants. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.

Stock Options. The Committee has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option will be the closing price of the Company's Common Stock on the date on which the option is granted (“fair market value”), each option will expire ten years from the date of grant and no dividend equivalents may be paid with respect to stock options.

In addition, an incentive stock option granted to a key employee is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of the Common Stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option can be granted after ten years from the date the Plan was adopted.

Stock Awards. The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of Common Stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the board of directors. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any performance-based stock award will be held by the Company and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock awards until the restrictions on the stock award lapse.

Stock Units. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of Common Stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a shareholder with respect to the stock units awarded to him prior to the date they are settled in shares of Common Stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that dividend equivalents otherwise payable on any performance-based stock units will be held by the Company and paid only to the extent the restrictions lapse, and the Committee in its discretion can accumulate and hold such amounts payable on any other stock units until the restrictions on the stock units lapse.

Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award: (i) cash; (ii) cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing the Company to withhold shares of Common Stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.

Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the Plan or any award agreement, in the event of a “Change in Control” of the Company, the Committee has the discretion to provide that all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards will be deemed satisfied at the highest target level. In addition, upon such Change in Control, the Committee has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the Common Stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control. See Section 8.2 of the Plan for the definition of “Change in Control.”

Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The board of directors may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of the Company's Common Stock are listed.

Notwithstanding the foregoing, neither the Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or cancelling a stock option in exchange for cash, other stock options with a lower exercise price or other stock awards. (This prohibition on repricing without shareholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events.)

No awards may be granted under the Plan on or after the tenth anniversary of the effective date of the Plan.

Awards Granted under the Plan. It is not possible at this time to determine all of the specific awards that will be made in 2019 and future years under the Plan.  As of the date of this Information Statement, no awards have been granted under the Plan to any persons.  As of December 2, 2019, the last reported sales price of the Common Stock was $0.30 per share; provided that trading in the Common Stock is extremely sporadic.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.  In order to qualify as an incentive stock option, the option must be exercised within three months after the participant's termination of employment for any reason other than death or disability and within one year after termination of the participant's employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Awards and Stock Unit Awards. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received, less the amount paid by the participant for the shares. This amount will also be the participant's tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.  If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Vote Required

Pursuant to the Nevada Revised Statutes, the approval of the above Action required a majority of the Company’s outstanding voting capital stock. As discussed above, the Majority Stockholder has consented to this Action Six.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, DC 20549.  Copies of such materials can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 2323 S. Voss Road, Suite 510-12, Houston, Texas 77057, telephone (832) 878-7779.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of record of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors,

/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Director and Chief Financial Officer

December ____, 2019

Annex A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF HOLLY BROTHERS PICTURES, INC.

Pursuant to NRS 78.403 under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes), Holly Brothers Pictures, Inc., a Nevada corporation (the “Corporation”), hereby amends and restates its Articles of Incorporation as follows:

ARTICLE I

NAME

The name of the corporation shall be Rapid Therapeutic Science Laboratories, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The name of the registered agent and the street address of the registered office in the State of Nevada where process may be served upon the Corporation is __________________.  The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada.  The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

AUTHORIZED CAPITAL STOCK

3.1     The Corporation shall have the authority to issue 750,000,000 million shares of common stock having a par value of $0.001 per share (the “Common Stock”).

3.2     Preferred Stock.  The Corporation shall have the authority to issue 100,000,000 shares of preferred stock having a par value of $0.001 per share (the “Preferred Stock”).  The Board of Directors is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

ARTICLE IV

BOARD OF DIRECTORS

The members of the governing board of the Corporation are styled as directors.  The Board of Directors shall be elected in such manner as shall be provided in the Amended and Restated Bylaws of the Corporation. The current Board of Directors consists of two directors.  The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws of the Corporation.

ARTICLE V

PURPOSE

The purpose of the Corporation shall be to engage in any lawful business for which corporations may be organized under NRS Chapter 78.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

6.1     Expenses for Actions Other Than By or In The Right of the Corporation. The Corporation shall indemnify to the fullest extent under Nevada law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

6.2     Expenses for Actions By or In the Right of the Corporation. The Corporation shall indemnify to the fullest extent under Nevada law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

6.3     Non-Exclusivity.  The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.4     Repeal and Modification.  Any repeal or modification of this Article VI shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

LIMITATION OF LIABILITY

No director shall be personally liable to the Corporation, any of its stockholders or its creditors for money damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the NRS as the same exists or may hereafter be amended.  If the NRS is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the NRS, as so amended.  Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Articles, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

ARTICLE IX

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and, except as set forth in Article VI and VII all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.